As filed with the Securities and Exchange Commission on
        August 23, 1995
                                              Registration No. 33-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                       ==============================
                                  FORM S-8
                           Registration Statement
                                    under
                         The Securities Act of 1933
                       ==============================
                                 Newell Co.
           (Exact name of registrant as specified in its charter)

              Delaware                     36-3514169
   (State or other jurisdiction of         (I.R.S. employer
   incorporation or organization)          identification no.)

                                Newell Center
                          29 East Stephenson Street
                          Freeport, Illinois 61032
        (Address of principal executive offices, including zip code)

              THE NEWELL LONG-TERM SAVINGS AND INVESTMENT PLAN
                          (Full title of the plan)

                             Dale L. Matschullat
                       Vice President-General Counsel
                                 Newell Co.
                                Newell Center
                          29 East Stephenson Street
                          Freeport, Illinois 61032
                   (Name and address of agent for service)

                               (815) 235-4171
        (Telephone number, including area code, of agent for service)

                               With a copy to:

                            Linda Jeffries Wight
                            Schiff Hardin & Waite
                              7200 Sears Tower
                           Chicago, Illinois 60606
                               (312) 258-5619

                       ==============================

                       CALCULATION OF REGISTRATION FEE

                                                            Proposed          Proposed
                                              Amount         maximum           maximum
           Title of Securities to be           to be        offering          aggregate           Amount of
                   Registered               registered        price        offering price     registration fee
                                                           per share

       Common Stock, par value $1.00 per
       share
       Preferred Stock Purchase Rights      500,000(1)      $25.63(1)       $2,815,000(1)         $4,419(1)

       Interests in the Plan                    (2)            (2)               (2)                 (2)

   (1) Based upon the number of shares that would be purchased by the trustee of the trust established in connection with the Newell Long-Term Savings and Investment Plan during the two-year period beginning with the effective date of this Registration Statement, if the estimated aggregate employee and employer contributions during such period were invested in such Common Stock at $25.63 per share, the average of the high and low sales prices reported on the New York Stock Exchange on August 18, 1995. (See Rules 457(c) and 457(h) of the Securities Act of 1933.)

   (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

                            GENERAL INSTRUCTIONS

   E.  Registration of Additional Securities

        The contents of the registration statement on Form S-8 (File No. 33-25196) filed by the registrant with the Securities and Exchange Commission on October 31, 1988 registering its Common Stock, $1.00 par value per share, issuable pursuant to The Newell Long-Term Savings and Investment Plan, and the contents of Amendment No. 1 thereto, filed by the registrant with the Securities and Exchange Commission on November 18, 1988, registering the Preferred Stock Purchase Rights attached to the aforementioned Common Stock, are hereby incorporated by reference.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        All information required in this registration statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the registration statement, and post effective Amendment No. 1 thereto, of the registrant on Form S-8 (File No. 33-25196) both of which are incorporated herein by reference.

   Item 8.  Exhibits.

        The Exhibits filed herewith are set forth on the exhibit index filed as part of this registration statement on page S-4 hereof.






























                                 SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on this 23rd day of August, 1995.

                                      NEWELL CO.


                                      By:  /s/ William T. Alldredge
                                         -----------------------------
                                            William T. Alldredge
                                            Vice President - Finance

        Each person whose signature appears below appoints William P. Sovey and William T. Alldredge or either of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any amendments to this registration statement that either of such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of interests in the Newell Long-Term Savings and Investment Plan and the shares of Common Stock of the Registrant that are subject to this registration statement (and the Preferred Stock Purchase Rights attached thereto), which amendments may make such changes in such registration statement as either of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that either of said attorneys shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                                 Title                             Date

     /s/   William P. Sovey            Vice Chairman and Chief                            August 23, 1995
           William P. Sovey            Executive Officer (Principal
                                       Executive Officer) and Director

     /s/   William T. Alldredge        Vice President - Finance                           August 23, 1995
           William T. Alldredge        (Principal Financial Officer)

     /s/   Thomas A. Ferguson, Jr.     President and Chief                                August 23, 1995
           Thomas A. Ferguson, Jr.     Operating Officer and Director


     /s/   Donald L. Krause            Senior Vice President -                            August 23, 1995
           Donald L. Krause            Controller (Principal Accounting Officer)



     /s/   Daniel C. Ferguson          Chairman of the Board                              August 23, 1995
           Daniel C. Ferguson          of Directors

     /s/   Alton F. Doody              Director                                           August 23, 1995
           Alton F. Doody

     /s/   Gary H. Driggs              Director                                           August 23, 1995
           Gary H. Driggs

     /s/   Robert L. Katz              Director                                           August 23, 1995
           Robert L. Katz

     /s/   John J. McDonough           Director                                           August 23, 1995
           John J. McDonough

     /s/   Elizabeth Cuthbert Millet   Director                                           August 23, 1995
           Elizabeth Cuthbert Millet

     /s/   Allan P. Newell             Director                                           August 23, 1995
           Allan P. Newell

     /s/   Henry B. Pearsall           Director                                           August 23, 1995
           Henry B. Pearsall

              The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Sponsor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on August 23, 1995.

                                           THE NEWELL LONG-TERM SAVINGS
                                           AND INVESTMENT PLAN


                                           By:  Newell Pension Committee


                                           By:/s/ C.R. Davenport
                                              --------------------------
                                                C.R. Davenport, Member



















                              INDEX TO EXHIBITS


     Exhibit
     Number               Exhibit

        5     Opinion of Schiff Hardin & Waite

      23.1    Consent of Schiff Hardin &
              Waite (Contained in their opinion
              filed as Exhibit 5)

      23.2    Consent of Arthur Andersen LLP

       24     Powers of attorney (set forth
              on the signature page of this
              registration statement)




























